Exhibit 99.1

TELA Bio Reports Third Quarter 2026 Financial Results

Reduced sequential operating loss by 21%, including cost of realignment

MALVERN, PA, November 10, 2026 -- TELA Bio, Inc. (“TELA Bio”), a commercial-stage medical technology company focused on providing innovative soft-tissue reconstruction solutions, today reported financial results for the third quarter ended September 30, 2026.

Recent Highlights

●	Delivered $19.0 million revenue in the third quarter of 2026;
●	Increased international revenue by 18% over the prior year period;
●	Loss from operations decreased by $2.0 million or 21% sequentially while Adjusted EBITDA loss decreased by $4.3 million or 55% sequentially;
●	Announced and implemented a strategic cost reduction initiative to reduce annual operating expenses by $17.0 million and extend cash runway into 2028;
●	Regained compliance with Nasdaq minimum bid price requirement for continued listing on the Nasdaq Global Market;
●	Received 510(k) clearance for Liora Monofilament Scaffold for soft tissue reinforcement; and
●	Four peer-reviewed clinical results demonstrating favorable outcomes for OviTex and OviTex PRS.

“My first quarter as CEO was focused on putting a plan in place to return TELA Bio to growth. I joined because I believe OviTex is best-in-class technology and that we are well positioned to win in an evolving soft tissue repair and reconstruction market,” said Heather Getz, Chief Executive Officer of TELA Bio. “Our cost reduction initiative allows us to thoughtfully reallocate resources, supports a return to topline growth, and extends our cash runway. In the third quarter alone, we reduced our adjusted EBITDA loss by 55% versus the second quarter of 2026 while delivering sequential revenue growth in the US hernia market and continued year-over-year growth in Europe. Clinically, we continued to demonstrate the strength in our portfolio with four new peer-reviewed publications and podium presentations on both OviTex and OviTex PRS demonstrating favorable outcomes compared to gold standard synthetic and biologic alternatives. Commercially, we gained market share across the OviTex hernia portfolio, which gives us conviction that our products deliver significant value for patients, clinicians and hospital administrators. Looking ahead, we see ample opportunity for growth, and our team is focused on executing our long-term strategy.”

Third Quarter 2026 Financial Results

Revenue was $19.0 million in the third quarter of 2026, a decrease of 8% compared to $20.7 million in the third quarter of 2025. The decrease was primarily driven by a decline in OviTex PRS volumes partially offset by growing international sales.

Gross profit was $12.3 million, or 64.9% of revenue, in the third quarter of 2026, compared to $14.0 million, or 67.5% of revenue, in the same period in 2025. The decrease in gross margin was primarily due to a higher charge for excess and obsolete inventory as a percentage of revenue. After adjusting for the $1.1 million of noncash charges gross margin1 would be 71%.

1 The Company believes that providing non-GAAP financial measures offers a meaningful representation of our performance, as we exclude expenses that are not necessary to support our ongoing business. We also make adjustments to facilitate year-over-year comparisons. Please refer to our “Reconciliation of GAAP to Non-GAAP Financial Measures” in this release for additional information.

Total operating expenses excluding other expenses was $17.6 million in the third quarter of 2026 compared to $21.4 million in the third quarter of 2025, a decrease of 17.5%.

Loss from operations was $7.3 million in the third quarter of 2026, compared to $7.6 million in the same period in 2025. Adjusted EBITDA loss was $3.4 million in the third quarter of 2026 compared to $5.7 million in the third quarter of 2025, an improvement of 39%.

On a GAAP basis, net loss was $9.3 million in the third quarter of 2026, or $0.16 per common share, compared to a net loss of $8.6 million, or $0.19 per common share in the same period in 2025.

On an adjusted basis, net loss for the third quarter of 2026 was $7.3 million, or $0.13 per common share, compared to a net loss of $8.4 million, or $0.18 per common share, in the same period in 2025. The details regarding adjusted net loss are included in the reconciliation tables in this release.

Cash and cash equivalents on September 30, 2026 were $22.7 million.

Conference Call

TELA Bio will host a conference call at 4:30 p.m. Eastern Time on Tuesday, November 10, 2026 to discuss its third quarter financial results. Investors interested in listening to the conference call should register online. Participants are required to register a day in advance or at minimum 15 minutes before the start of the call. A replay of the webcast can be accessed via the Events & Presentations page of the investor section of TELA Bio’s website.

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient’s own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient’s natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA Bio’s management. Such forward-looking statements include statements relating to our expected revenue and revenue growth for the full year 2026 and reduction in operating expenses throughout the full year 2026 compared to prior periods and our expectations regarding new product launch and expectations on market penetration and profitability. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business from macroeconomic conditions, including recessionary concerns, banking instability, increasing market interest rates, monetary policy changes, changes in trade policies, including tariffs and trade protection measures, and inflationary pressures, potentially impacting our ability to market our products, including the launch of new products; demand for our products related to changes in volumes or frequency of surgical procedures, including due to outbreak of illness or disease, cybersecurity events impacting hospital operations, potential hospital closures, labor and hospital staffing shortages, supply chain disruptions to critical surgical and hospital supplies, pricing pressures or any other applicable adverse healthcare economic factors; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; that data from earlier studies related to our products and interim data from ongoing studies may not be replicated in later studies or indicative of future data; that data obtained from clinical studies using our product may not be indicative of outcomes in other surgical settings; our ability to enhance our product offerings, including successful launch of new products; our ability to maintain expanded market access; product development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA Bio assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact
Louisa Smith

ir@telabio.com

TELA Bio, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$22,664	$50,845
Accounts receivable, net of allowances of $621 and $287	9,273	10,347
Inventory	11,609	11,016
Prepaid expenses and other current assets	1,054	3,373
Total current assets	44,600	75,581
Property and equipment, net	1,881	2,226
Intangible assets, net	1,074	1,359
Right-of-use assets	1,314	1,502
Other long-term assets	425	500
Restricted cash	200	250
Total assets	$49,494	$81,418

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$2,394	$2,309
Accrued expenses and other current liabilities	14,164	15,666
Current debt	56,299	—
Total current liabilities	72,857	17,975
Long-term debt	—	55,653
Other long-term liabilities	1,213	1,477
Total liabilities	74,070	75,105

Stockholders’ (deficit) equity:
Preferred stock; $0.001 par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value: 200,000,000 shares authorized; 45,143,410 and 44,538,264 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	45	44
Additional paid-in capital	405,694	403,739
Accumulated other comprehensive income	83	91
Accumulated deficit	(430,398)	(397,561)
Total stockholders’ (deficit) equity	(24,576)	6,313
Total liabilities and stockholders’ (deficit) equity	$49,494	$81,418

See accompanying notes to unaudited interim consolidated financial statements.

TELA Bio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$18,959	$20,689	$57,309	$59,406
Cost of revenue (excluding amortization of intangible assets and write-off of expired product)	5,586	6,124	16,552	16,623
Non cash cost or revenue (amortization of intangible assets and write-off of expired product)	1,065	596	1,986	2,197
Gross profit	12,308	13,969	38,771	40,586
Operating expenses:
Sales and marketing	13,008	15,066	45,460	48,289
General and administrative	3,003	3,948	11,221	11,910
Research and development	1,603	2,348	6,669	7,091
Other	1,984	161	2,520	403
Total operating expenses	19,598	21,523	65,870	67,693
Loss from operations	(7,290)	(7,554)	(27,099)	(27,107)
Other (expense) income:
Interest expense	(2,099)	(1,201)	(6,228)	(3,608)
Other income	190	152	713	1,010
Total other expense, net	(1,909)	(1,049)	(5,515)	(2,598)
Loss before income tax expense	(9,199)	(8,603)	(32,614)	(29,705)
Income tax expense	(103)	—	(223)	(85)
Net loss	$(9,302)	$(8,603)	$(32,837)	$(29,790)
Net loss per common share, basic and diluted	$(0.16)	$(0.19)	$(0.57)	$(0.66)
Weighted average common shares outstanding, basic and diluted	57,689,149	45,421,795	57,456,519	45,351,947
Comprehensive loss:
Net loss	$(9,302)	$(8,603)	$(32,837)	$(29,790)
Foreign currency translation adjustment	(1)	(2)	(8)	1
Comprehensive loss	$(9,303)	$(8,605)	$(32,845)	$(29,789)

See accompanying notes to unaudited interim consolidated financial statements.

Statement Regarding Use of Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures, including adjusted net loss and adjusted net loss per common share, adjusted EBITDA, and adjusted gross margin. Management believes that presentation of operating results using these non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods, while excluding certain expenses that may not be indicative of the Company’s recurring core business operating results. In addition, management believes these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by the Company’s institutional investors and the analyst community to help them analyze the health of TELA’s business. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

TELA Bio, Inc.

Reconciliations of GAAP to Non-GAAP financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

Adjusted Net Loss and Adjusted Net Loss per common share

	Three months ended September 30, 2026		Three months ended September 30, 2025
	Net loss	Net loss per common share	Net loss	Net loss per common share
GAAP	$(9,302)	$(0.16)	$(8,603)	$(0.19)
Non-GAAP adjustments:
Other (A)	1,984	0.03	161	0.01
Non-GAAP Adjusted	$(7,318)	$(0.13)	$(8,442)	$(0.18)

	Nine months ended September 30, 2026		Nine months ended September 30, 2025
	Net loss	Net loss per common share	Net loss	Net loss per common share
GAAP	$(32,837)	$(0.57)	$(29,790)	$(0.66)
Non-GAAP adjustments:
Other (B)	2,520	0.04	403	0.01
Non-GAAP Adjusted	$(30,317)	$(0.53)	$(29,387)	$(0.65)

(A)	In the three months ended September 30, 2026, we recognized $1.7 million in severance expense and $0.3 million in legal related expenses related to our cost reduction initiative. In the three months ended September 30, 2025, we recognized severance expense of $0.2 million.

(B)	In the nine months ended September 30, 2026, we recognized $2.2 million in severance expense and $0.3 million in legal related expenses related to our cost reduction initiative. In the nine months ended September 30, 2025, we recognized severance expense of $0.4 million.

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,		Three Months ended June 30.
	2026	2025	2026	2025	2026
Loss from operations	$(7,290)	$(7,554)	$(27,099)	$(27,107)	$(9,283)
Non cash cost of revenue (amortization and write-off of expired product) (A)	1,065	596	1,986	2,197	342
Other (B)	1,984	161	2,520	403	464
Stock-based compensation expense	626	955	2,055	2,984	613
Depreciation	172	153	512	500	171
Adjusted EBITDA	$(3,443)	$(5,689)	$(20,026)	$(21,023)	$(7,693)

(A)	In the three and nine months ended September 30, 2026, we recognized amortization charges of $95,000 and $0.3 million and wrote-off $1.0 million and $1.7 million of expired product, respectively. In the three and nine months ended September 30, 2025, we recognized amortization charges of $95,000 and $0.3 million and wrote-off $0.5 million and $1.9 million of expired product, respectively.

(B)	In the three and nine months ended September 30, 2026, we recognized severance expense of $1.7 million and $2.2 million and related legal expense of $0.3 million, respectively. In the three and nine months ended September 30, 2025, we recognized severance expense of $0.2 million and $0.4 million, respectively.

Adjusted gross margin

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Gross margin	65%	68%	68%	68%
Non cash cost of revenue (amortization and write-off of expired product) (A)	6	2	3	4
Adjusted gross margin	71%	70%	71%	72%

(A)	In the three and nine months ended September 30, 2026, we recognized amortization charges of $95,000 and $0.3 million and wrote-off $1.0 million and $1.7 million of expired product, respectively. In the three and nine months ended September 30, 2025, we recognized amortization charges of $95,000 and $0.3 million and wrote-off $0.5 million and $1.9 million of expired product, respectively.